Microsoft Word 10.0.3416;UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 1, 2005
                                                  ----------------


                             Stelax Industries Ltd..
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


British Columbia                  0-18052                                  None
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File                (I.R.S.Employer
of incorporation)                  Number)                   Identification No.)

5515 Meadow Crest Drive, Dallas, TX                                        75229
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



(Registrant's telephone number, including area code: (972) 233-6041





                    (Former name, former address and former
                   fiscal year, if changed since last report)

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

    On February 1, 2005, Stelax Industries Ltd (the "Company") and Deloitte & Touche LLP mutually agreed that the Company would engage another firm to conduct the Company's independent audit. Accordingly, the Company appointed Killman, Murrell & Company, P.C. as its independent auditors to replace the firm of Deloitte & Touche LLP. which has been asked to submit a letter to the Securities & Exchange Commission to the effect that it has no material disagreements with the statements made in this Item 4.01, confirming that the Accountant had no disagreements with management of the Company related to matters that are material to the Company's 2001 and 2002 financial statements, the last two year's financial statement on which Deloitte & Touche LLP opined.

    Management represents as follows:

             (a) There have been no disputes between management and the auditors and the auditors' reports contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles for the last two fiscal years or any later interim period through the date hereof. In the auditors' report for the fiscal years ended March 31, 2001 and 2002, the last two years for which the auditor issued a report, the auditor expressed doubts about the Company's "ability to continue as a going concern."

             (b) The decision to change accountants from Deloitte & Touche LLP (the "Accountant") to Killman, Murrell & Company, P.C. has been approved by the Company's Board of Directors.

             (c) During the registrant's two most recent fiscal years and any subsequent interim period through the date hereof, there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant has authorized the Accountant to respond fully to the inquiries of the successor accountant.

             (d) The Accountant expressed no disagreement or difference of opinion regarding any "reportable" event as that term is defined in
         Item 304(a)(1)(iv) of Regulation S-K, including but not limited to:

                      (i) the  Accountant  has not advised the registrant  that
                  the internal controls necessary for the registrant to develop reliable financial statements do not exist;

                      (ii) the Accountant has not advised the registrant that
                  information has come to the Accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

                      (iii) the Accountant has not advised the registrant of the need to expand significantly the scope of its audit, or notified the registrant that information has come to the Accountant's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or
                  (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and due to the Accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the Accountant did not so expand the scope of its audit or conduct such further investigation;

                      (iv) the Accountant has not advised the registrant that
                  information has come to the Accountant's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to the Accountant's resignation, or for any other reason, the issue has not been resolved to the Accountant's satisfaction prior to its resignation.

             (e) In response to a comment letter received by the Company from the Securities and Exchange Commission, the Company discussed issues raised therein with Killman, Murrell & Company, P.C., including the application of various accounting principles. Although Killman Murrell & Company, P.C. provided both written and oral advice on some of those issues, that advice was neither an important factor nor formed any part of the decision relating to the accounting, auditing or financial reporting issues of the Company. Further, such advice was not a factor in the Company's decision to terminate Deloitte & Touche, LLP.

             (f) The registrant has provided the Accountant with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K. The registrant has requested that the Accountant furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant. The Company has appended such letter hereto as Exhibit 16.

    Item 7.  Financial Statements and Exhibits.

    Exhibit 16. Letter re change in certifying accountant.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: February 4, 2005
                                           Stelax Industries Ltd.


                                           /s/ Harmon Hardy
                                           -----------------------------------
                                           Harmon Hardy, Chief Executive Officer